                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 March 29, 2001
                                 --------------
                Date of Report (Date of earliest event reported)



                                CIENA Corporation
                                -----------------
             (Exact name of registrant as specified in its charter)


            Delaware                         0-21969                          23-2725311
(State or other jurisdiction of        (Commission File No.)       (IRS Employer Identification No.)
         incorporation)

                 1201 Winterson Road, Linthicum, Maryland 21090
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (410) 865-8500
                                 --------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


                             Exhibit Index on Page 2

ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS.

                On March 29, 2001, CIENA Corporation (the "Company" or "CIENA") acquired Cyras Systems, Inc., a Delaware corporation ("Cyras"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Company, CO Acquisition Corp., a Delaware corporation ("Sub"), with and into Cyras. The Merger was accomplished pursuant to the Agreement and Plan of Merger dated as of December 18, 2000, among the Company, Cyras and Sub (the "Merger Agreements"). The Merger occurred following the approval of the Merger Agreement by the shareholders of Cyras and satisfaction of other closing conditions. As a result of the Merger, the Company became the owner of 100% of the issued and outstanding common stock of Cyras and each outstanding share of Cyras Common stock (after conversion of Cyras's Preferred Stock, excluding Series E Preferred, into Cyras Common Stock) was converted into 0.127673316 of a share of the Company's Common Stock. Each outstanding share of Cyras Series E Preferred Stock was converted into 0.394883567 of a share of the Company's Common Stock. A total of approximately 27,882,000 shares of the Company's Common Stock will be issued to former Cyras shareholders and option holders in exchange for the acquisition by Sub of all outstanding Cyras capital stock. The offering of the shares of the Company to Cyras shareholders was registered on Form S-4 on Registration Statement No. 333-53146. Cyras stock options to purchase Cyras Common Stock were assumed by the Company and remain outstanding as options to purchase shares of the Company's Common Stock.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (a)       Audited Financial Statements


                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   3
Balance Sheets..............................................   4
Statements of Operations and Other Comprehensive Income.....   5
Statements of Stockholders' Deficit.........................   6
Statements of Cash Flows....................................   7
Notes to Financial Statements...............................   8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Cyras Systems, Inc.:

     We have audited the accompanying balance sheets of Cyras Systems, Inc. (the Company), a development stage company, as of December 31, 1999 and 2000, and the related statements of operations and other comprehensive income, stockholders' deficit, and cash flows for the period from July 24, 1998 (inception) to December 31, 1998, for the years ended December 31, 1999 and 2000 and for the period from July 24, 1998 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the period from July 24, 1998 (inception) to December 31, 1998, for the years ended December 31, 1999 and 2000 and for the period from July 24, 1998 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Jose, California

February 12, 2001
(March 29, 2001 as to the second paragraph of Note 1)

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       2000
                                                              -------   --------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $42,663   $ 42,672
  Short-term investments....................................    5,003    102,848
  Inventories, net..........................................       --      3,694
  Prepaid expenses and other current assets.................      659      2,189
                                                              -------   --------
         Total current assets...............................   48,325    151,403
Property and equipment, net.................................    2,667      7,412
Deferred debt issuance costs................................       --      7,750
Other assets................................................      115        835
                                                              -------   --------
         Total assets.......................................  $51,107   $167,400
                                                              =======   ========
       LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $ 2,410   $  8,307
  Accrued expenses..........................................      443     13,819
  Current portion of capital lease obligation...............      677        910
  Current portion of term loan..............................      810        952
                                                              -------   --------
         Total current liabilities..........................    4,340     23,988
Convertible subordinated notes..............................       --    156,393
Capital lease obligation, less current portion..............    1,238        988
Term loan, less current portion.............................    1,596        644
                                                              -------   --------
         Total liabilities..................................    7,174    182,013
                                                              -------   --------
Commitments (Note 8)
Convertible preferred stock:
  Series A, no par value; 7,200,000 shares authorized,
    issued and outstanding as of December 31, 1999 and 2000;
    aggregate liquidation preference of $300................      300        300
  Series B, no par value; 73,800,000 shares authorized;
    70,143,996 shares issued and outstanding as of December
    31, 1999 and 2000; aggregate liquidation preference of
    $8,768..................................................    9,011      9,011
  Series C, no par value; 57,000,000 shares authorized;
    52,646,118 shares issued and outstanding as of December
    31, 1999 and 2000; aggregate liquidation preference of
    $32,202.................................................   32,169     32,169
  Series D, no par value; 13,200,000 shares authorized;
    5,381,436 and 7,594,947 shares issued and outstanding as
    of December 31, 1999 and 2000, respectively; aggregate
    liquidation preference of $14,503 and $20,468 as of
    December 31, 1999 and 2000, respectively................   14,467     20,433
  Series E, no par value; 1,500,000 shares authorized;
    270,756 shares issued and outstanding as of December 31,
    2000; aggregate liquidation preference of $5,000 as of
    December 31, 2000.......................................       --      5,399
                                                              -------   --------
         Total convertible preferred stock..................   55,947     67,312
                                                              -------   --------
Stockholders' deficit:
  Common stock, $0.0001 par value, 847,300,000 shares
    authorized; 44,535,168 and 62,180,444 shares issued and
    outstanding as of December 31, 1999 and 2000,
    respectively............................................        4          6
  Additional paid-in capital................................    1,483    134,989
  Deferred stock compensation...............................     (949)   (86,809)
  Notes receivable from stockholders........................      (99)    (8,970)
  Accumulated other comprehensive income....................       --        230
  Deficit accumulated during the development stage..........  (12,453)  (121,371)
                                                              -------   --------
         Total stockholders' deficit........................  (12,014)   (81,925)
                                                              -------   --------
         Total liabilities, convertible preferred stock and
          stockholders' deficit.............................  $51,107   $167,400
                                                              =======   ========

See accompanying notes to financial statements.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                         AND OTHER COMPREHENSIVE INCOME

                                 (IN THOUSANDS)

                                               PERIOD FROM                                    PERIOD FROM
                                              JULY 24, 1998                                  JULY 24, 1998
                                              (INCEPTION) TO    YEAR ENDED     YEAR ENDED    (INCEPTION) TO
                                               DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                   1998            1999           2000            2000
                                              --------------   ------------   ------------   --------------
Operating expenses:
     Research and development (exclusive of
       non-cash compensation expense).......       $526          $ 9,345        $ 50,989        $ 60,860
     Sales and marketing (exclusive of
       non-cash compensation expense).......         78              493           8,515           9,086
     General and administrative (exclusive
       of non-cash compensation expense)....        190            2,265           9,420          11,875
     Amortization of deferred stock
       compensation*........................         --               59          34,989          35,048
                                                   ----          -------        --------        --------
          Total operating expenses..........        794           12,162         103,913         116,869
Interest income.............................        (69)            (899)         (5,743)         (6,711)
Interest expense............................         --              463           4,354           4,817
Interest expense -- accretion of redemption
  premium...................................         --               --           6,393           6,393
                                                   ----          -------        --------        --------
Loss before income tax expense..............        725           11,726         108,917         121,368
Income tax expense..........................          1                1               1               3
                                                   ----          -------        --------        --------
          Net loss..........................       $726          $11,727        $108,918        $121,371
                                                   ----          -------        --------        --------
Other comprehensive income:
     Unrealized gain on short-term
       investments..........................         --               --            (230)           (230)
                                                   ----          -------        --------        --------
          Comprehensive loss................       $726          $11,727        $108,688        $121,141
                                                   ====          =======        ========        ========
*Amortization of deferred stock
  compensation:
     Research and development...............       $ --          $    50        $ 17,212        $ 17,262
     Sales and marketing....................         --                2           9,798           9,800
     General and administrative.............         --                7           7,979           7,986
                                                   ----          -------        --------        --------
                                                   $ --          $    59        $ 34,989        $ 35,048
                                                   ====          =======        ========        ========

See accompanying notes to financial statements.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
           PERIOD FROM JULY 24, 1998 (INCEPTION) TO DECEMBER 31, 2000
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                           NOTES        ACCUMULATED
                                         COMMON STOCK       ADDITIONAL     DEFERRED      RECEIVABLE        OTHER
                                      -------------------    PAID-IN        STOCK           FROM       COMPREHENSIVE   ACCUMULATED
                                        SHARES     AMOUNT    CAPITAL     COMPENSATION   STOCKHOLDERS      INCOME         DEFICIT
                                      ----------   ------   ----------   ------------   ------------   -------------   -----------
Issuance of restricted common stock
  to founders on inception of the
  Company...........................  22,320,000     $2      $     46     $      --       $   (19)          $ --        $      --
Repurchase of common stock..........    (720,000)    --            (1)           --            --             --               --
Net loss............................          --     --            --            --            --             --             (726)
                                      ----------     --      --------     ---------       -------           ----        ---------
Balances as of December 31, 1998....  21,600,000      2            45            --           (19)            --             (726)
Issuance of common stock pursuant to
  exercise of stock options.........  24,717,048      2           454            --           (80)            --               --
Repurchase of common stock..........  (1,781,880)    --           (24)           --            --             --               --
Deferred stock compensation.........          --     --         1,008        (1,008)           --             --               --
Amortization of deferred stock
  compensation......................          --     --            --            59            --             --               --
Net loss............................          --     --            --            --            --             --          (11,727)
                                      ----------     --      --------     ---------       -------           ----        ---------
Balances as of December 31, 1999....  44,535,168      4         1,483          (949)          (99)            --          (12,453)
Issuance of common stock pursuant to
  exercise of stock options.........  24,811,428      3        13,411            --        (9,596)            --               --
Repurchase of common stock..........  (7,166,152)    (1)         (899)           --           725             --               --
Deferred stock compensation.........          --     --       120,849      (120,849)           --             --               --
Amortization of deferred stock
  compensation......................          --     --            --        34,989            --             --               --
Issuance of warrants for common
  stock.............................          --     --           145            --            --             --               --
Other comprehensive income..........          --     --            --            --            --            230               --
Net loss............................          --     --            --            --            --             --         (108,918)
                                      ----------     --      --------     ---------       -------           ----        ---------
Balances as of December 31, 2000....  62,180,444     $6      $134,989     $ (86,809)      $(8,970)          $230        $(121,371)
                                      ==========     ==      ========     =========       =======           ====        =========


                                          TOTAL
                                      STOCKHOLDERS'
                                         DEFICIT
                                      -------------
Issuance of restricted common stock
  to founders on inception of the
  Company...........................    $      29
Repurchase of common stock..........           (1)
Net loss............................         (726)
                                        ---------
Balances as of December 31, 1998....         (698)
Issuance of common stock pursuant to
  exercise of stock options.........          376
Repurchase of common stock..........          (24)
Deferred stock compensation.........           --
Amortization of deferred stock
  compensation......................           59
Net loss............................      (11,727)
                                        ---------
Balances as of December 31, 1999....      (12,014)
Issuance of common stock pursuant to
  exercise of stock options.........        3,818
Repurchase of common stock..........         (175)
Deferred stock compensation.........           --
Amortization of deferred stock
  compensation......................       34,989
Issuance of warrants for common
  stock.............................          145
Other comprehensive income..........          230
Net loss............................     (108,918)
                                        ---------
Balances as of December 31, 2000....    $ (81,925)
                                        =========

See accompanying notes to financial statements.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           PERIOD FROM                                    PERIOD FROM
                                                          JULY 24, 1998                                  JULY 24, 1998
                                                          (INCEPTION) TO    YEAR ENDED     YEAR ENDED    (INCEPTION) TO
                                                           DECEMBER 31,    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                               1998            1999           2000            2000
                                                          --------------   ------------   ------------   --------------
Cash flows from operating activities:
  Net loss..............................................     $  (726)        $(11,727)     $(108,918)      $(121,371)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization.......................          23              683          2,137           2,843
    Loss on disposal of property and equipment..........          --               48             --              48
    Provision for inventory valuation adjustment........          --               --          4,816           4,816
    Accrued loss on purchase commitments................          --               --          5,748           5,748
    Amortization of deferred stock compensation.........          --               59         34,989          35,048
    Non-cash warrant expense............................          --               --            145             145
    Amortization of deferred debt issuance costs........          --               --            625             625
    Accretion of redemption premium (Note 6)............          --               --          6,393           6,393
    Amortization of discounts on term loans.............          --               47             47              94
    Amortization of discounts on capital leases.........          --               47             47              94
    Changes in operating assets and liabilities:
      Inventory.........................................          --               --         (8,510)         (8,510)
      Prepaid expenses and other current assets.........        (371)            (288)        (1,121)         (1,780)
      Other assets......................................          --             (115)          (720)           (835)
      Accounts payable..................................         411            1,999          5,897           8,307
      Accrued expenses..................................          83              360          7,628           8,071
                                                             -------         --------      ---------       ---------
        Net cash used in operating activities...........        (580)          (8,887)       (50,797)        (60,264)
                                                             -------         --------      ---------       ---------
Cash flows from investing activities:
  Purchase of property and equipment....................        (626)            (578)        (6,155)         (7,359)
  Proceeds from disposal of property and equipment......          --               56             --              56
  Purchase of short-term investments....................      (3,976)          (1,027)       (97,615)       (102,618)
                                                             -------         --------      ---------       ---------
        Net cash used in investing activities...........      (4,602)          (1,549)      (103,770)       (109,921)
                                                             -------         --------      ---------       ---------
Cash flows from financing activities:
  Proceeds from issuance of preferred stock Series A....         300               --             --             300
  Proceeds from issuance of preferred stock Series B....       8,731               --             --           8,731
  Proceeds from issuance of preferred stock Series C....          --           32,169             --          32,169
  Proceeds from issuance of preferred stock Series D....          --           14,467          5,966          20,433
  Proceeds from issuance of preferred stock Series E....          --               --          4,990           4,990
  Issuance of common stock..............................          29              376          3,818           4,223
  Repurchase of common stock............................          (1)             (24)          (175)           (200)
  Proceeds from convertible subordinated notes..........          --               --        141,625         141,625
  Proceeds from term loans..............................          --            3,000             --           3,000
  Repayment of term loans...............................          --             (501)          (857)         (1,358)
  Principal payments of capital leases..................          --             (265)          (791)         (1,056)
                                                             -------         --------      ---------       ---------
        Net cash provided by financing activities.......       9,059           49,222        154,576         212,857
                                                             -------         --------      ---------       ---------
Net increase in cash and cash equivalents...............       3,877           38,786              9          42,672
Cash and cash equivalents at beginning of year/period...          --            3,877         42,663              --
                                                             -------         --------      ---------       ---------
Cash and cash equivalents at end of year/period.........     $ 3,877         $ 42,663      $  42,672       $  42,672
                                                             =======         ========      =========       =========
Supplemental disclosures of cash flow information:
  Cash paid during the year/period:
    Interest............................................     $    --         $    417      $     579       $     996
                                                             =======         ========      =========       =========
    Income taxes........................................     $     1         $      1      $       1       $       3
                                                             =======         ========      =========       =========
  Noncash investing and financing activities:
    Equipment purchases under capital lease.............     $    --         $  2,273      $     727       $   3,000
                                                             =======         ========      =========       =========
    Deferred stock compensation.........................     $    --         $  1,008      $ 120,849       $ 121,857
                                                             =======         ========      =========       =========
    Convertible preferred stock warrant issuance........     $    --         $    280      $     409       $     689
                                                             =======         ========      =========       =========
    Issuance of common stock for stockholder notes
      receivable........................................     $    19         $     80      $   9,596       $   9,695
                                                             =======         ========      =========       =========

See accompanying notes to financial statements.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) THE COMPANY

     The Company designs, develops and markets next generation optical networking solutions for telecommunications carriers. The Company was incorporated on July 24, 1998, under the laws of the State of California and commenced operations on that date. In November 2000, the Company reincorporated in the State of Delaware. From July 24, 1998 through December 31, 2000, the Company was considered to be in the development stage, principally engaged in research and development, raising capital and building its management team.

     On March 29, 2001, the Company merged with CIENA Corporation (CIENA) in a transaction to be accounted for as a purchase by CIENA, as the acquiror. The Company's stockholders, option holders and warrant holders received an aggregate total of approximately 27,882,000 shares of CIENA common stock and shares subject to options or warrants, as applicable, in the merger.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The Company considers all highly liquid investments with a purchased maturity of 90 days or less to be cash equivalents.

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 requires entities to classify investments in debt and equity securities with readily determined fair values as "held-to-maturity," "available-for-sale," or "trading" and establishes accounting and reporting requirements for each classification. The Company has classified its investment securities as available-for-sale. Available-for-sale securities are carried at fair value, which approximates amortized cost for debt securities. Gains and losses on the sale of short-term investments are determined using the specific identification method.

(b) INVENTORIES

     Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. The Company records a provision for excess and obsolete inventory whenever such an impairment has been identified. Inventories as of December 31, 2000 consisted of raw materials.

(c) PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the equipment, generally three years. Equipment recorded under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the respective lease term or the estimated useful life of the asset, generally one and a half years to three years.

(d) LONG-LIVED ASSETS

     The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(e) INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

(f) STOCK-BASED COMPENSATION

     The Company uses the intrinsic value-based method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, to account for employee stock-based compensation. Accordingly, compensation cost is recorded on the date of grant to the extent the fair value of the underlying share of common stock exceeds the exercise price for a stock option or the purchase price for a share of common stock. The compensation cost is being amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in Financial Accounting Standards Board (FASB) Interpretation No. 28. Pursuant to SFAS No. 123 Accounting for Stock-Based Compensation, the Company discloses the pro forma effect of using the fair value method of accounting for employee stock-based compensation arrangements.

     Stock based awards granted to nonemployees are accounted for pursuant to the fair value method in SFAS No. 123 and Issue No. 96-18 of the Emerging Issues Task Force. The associated expense is recognized by the Company over the period the services are performed by the nonemployee.

(g) STOCK SPLIT

     In February 2000, the Company's stockholders approved a two-for-one common and convertible preferred stock split effective March 16, 2000. In November 2000, the Company reincorporated in the State of Delaware. In connection with the reincorporation, the Company split its common and convertible preferred stock three-for-one. Accordingly, the accompanying financial statements have been adjusted to give effect to the reincorporation and the February 2000 and November 2000 stock splits.

(h) RESEARCH AND DEVELOPMENT COSTS

     Development costs incurred in the research and development of new products and enhancements to existing products are expensed as incurred until the product has been completed, tested, and is ready for commercial manufacturing. Hardware development projects are generally completed concurrent with the establishment of commercial manufacturing and, accordingly, to date no costs have been capitalized. Software development projects are generally completed concurrent with the establishment of technological feasibility in the form of a working model and, accordingly, to date no costs have been capitalized.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
(i) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     The carrying value of the Company's financial instruments, consisting of cash and cash equivalents, short-term investments and long-term debt approximates fair market value. Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and short-term investments. The Company maintains the management of the majority of its cash and cash equivalents and short-term investments with three financial institutions. Investment of the funds by these institutions is governed by the Company's corporate investment policy, which aims to reduce credit risk by restricting investment to readily convertible high-grade U.S. dollar denominated investments and spreading it amongst a number of institutions.

(j) CONCENTRATION OF COMPONENTS

     Certain key components used in the Company's products, including transponders and application specific integrated circuits, are purchased from single or limited sources. This concentration exposes the Company to risk of manufacturing delays and the possibility of lost sales.

(k) USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

(l) RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 established accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of this statement has not had a material effect on the Company's financial position or results of operations.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The adoption of SAB No. 101 did not have a material impact on the Company's financial position and results of operations as the Company has not had any revenue to date.

     In March 2000, the FASB issued Interpretation No. 44 (FIN No. 44), Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB 25. FIN No. 44 clarifies (i) the definition of employee for purposes of applying APB Opinion No. 25, (ii) the criteria for determining whether a plan qualifies as a noncompensatory plan, (iii) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (iv) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15,

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
1998, or January 12, 2000. The adoption of certain of the conclusions of FIN No. 44 covering events occurring during the period after December 15, 1998 or January 12, 2000 did not have a material effect on the Company's financial position and results of operations. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

(n) RECLASSIFICATIONS

     Pursuant to recent guidance from the staff of the Securities and Exchange Commission, the Company has reclassified its convertible preferred stock to a separate classification outside of stockholders' deficit.

(3) SHORT-TERM INVESTMENTS

     The following is a summary of available-for-sale securities:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1999       2000
                                                           -------   --------
Money market funds.......................................  $37,586   $ 42,614
Commercial paper.........................................    4,985     63,465
Municipal obligations....................................    3,000     23,687
Corporate bonds..........................................    2,003     10,552
Government agency bonds..................................       --      5,080
                                                           -------   --------
                                                            47,574    145,398
  Less amounts classified as cash equivalents............   42,571     42,550
                                                           -------   --------
     Securities available-for-sale.......................  $ 5,003   $102,848
                                                           =======   ========

     As of December 31, 1999, the aggregate amortized cost of all available-for-sale debt securities approximates the estimated fair value. As of December 31, 2000, the Company recognized an unrealized gain of $230 which is included in the comprehensive loss for the year ended December 31, 2000.

     The contractual maturities of available-for-sale debt securities included in short-term investments is as follows:

                                                              DECEMBER 31,
                                                            -----------------
                                                             1999      2000
                                                            ------   --------
Due within one year.......................................  $3,003   $100,248
Due in 2020 through 2035..................................   2,000      2,600
                                                            ------   --------
                                                            $5,003   $102,848
                                                            ======   ========

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(4) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     2000
                                                              ------   ------
Computer equipment..........................................  $1,523   $5,609
Software....................................................   1,413    3,623
Furniture and fixtures......................................     298      648
Leasehold improvements......................................      22      258
                                                              ------   ------
                                                               3,256   10,138
Less accumulated depreciation and amortization..............     589    2,726
                                                              ------   ------
                                                              $2,667   $7,412
                                                              ======   ======

     Certain property and equipment are recorded under capital leases that aggregated $1,745, net of accumulated amortization of $528 as of December 31, 1999, and $1,410, net of accumulated amortization of $1,515 as of December 31, 2000.

(5) INCOME TAXES

     The differences between the income tax expense computed at the federal statutory rate and the Company's tax provision for all periods presented primarily related to net operating losses for which no benefit has been taken. Income tax expense for the years ended December 31, 1999 and 2000, relates to state taxes. The types of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities are as follows:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1999       2000
                                                           -------   --------
Deferred tax assets:
  Accruals and reserves not deductible for tax...........  $   143   $  6,004
  Property and equipment.................................       14         --
  Capitalized startup expenditures.......................    1,234        753
  Net operating loss carryforward........................    3,936     26,317
  Stock compensation.....................................       --     15,014
  Research and development credit carryforward...........      535      6,155
  Other..................................................       --      3,177
                                                           -------   --------
                                                             5,862     57,420
  Valuation allowance....................................   (5,862)   (57,386)
                                                           -------   --------
                                                                --         34
Deferred tax liabilities -- property and equipment.......       --        (34)
                                                           -------   --------
                                                           $    --   $     --
                                                           =======   ========

     In light of the Company's history of operating losses, the Company has provided a valuation allowance for all of its deferred tax assets as it is presently unable to conclude that it is more likely than not that the deferred tax assets will be realized.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(5) INCOME TAXES -- CONTINUED
     The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $9,200 and $61,200 as of December 31, 1999 and 2000, respectively. In addition, the Company had federal and state research and development credit carryforwards as of December 31, 2000 of approximately $3,779 and $2,376, respectively. The Company's federal net operating loss and research and development credit carryforwards will expire in the years 2019 and 2020, respectively, if not utilized. The Company's state net operating loss carryforwards will expire in the year 2006. The state research and development credit can be carried forward indefinitely.

     Federal and state tax laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" as defined in Internal Revenue Code Section 382. If the Company has an ownership change, the Company's ability to utilize the above mentioned carryforwards could be significantly reduced. The Company has not yet determined whether an ownership change has occurred.

(6) SUBORDINATED CONVERTIBLE NOTES

     In August 2000, the Company issued $150 million of 4 1/2% convertible subordinated notes due August 15, 2005. Interest is payable on February 15 and August 15 of each year, beginning February 15, 2001. The notes will be convertible to common stock upon certain qualifying events, including the initial public offering (IPO) of our common stock. In the event of an IPO, the notes are convertible to common stock at a premium to the IPO price. If an IPO has not occurred on or before March 31, 2002, the Company will be obligated to make an offer to repurchase the notes at 118.9% of the principal balance thereof on April 30, 2002. The Company is accreting the redemption premium over the period to April 30, 2002, such that the carrying value of the notes equals the redemption price at the date of the redemption obligation. Accretion of the redemption premium was $6,393 during the year ended December 31, 2000.

(7) LONG-TERM DEBT

     On January 11, 1999, the Company entered into a loan facility agreement with a financial institution. The agreement allows for term loans in the aggregate principal amount of $3,000 and equipment loans in the aggregate principal amount of $3,000. Borrowings under the agreement are repayable in 36 equal installments of principal plus interest commencing on the individual loan inception dates, and each month thereafter, with a final balloon payment. The loan facilities bear interest at an effective rate of approximately 14% per annum, with the term loans secured by the assets of the Company and the equipment loans secured by the equipment leased. As of December 31, 1999 and 2000, the balances of the term loans are $2,499 and $1,643, respectively. As of December 31, 2000, principal payments due under the term loans in 2001 and 2002 are $976 and $667, respectively.

     In conjunction with the loan facility agreement, the Company issued warrants to purchase 3,600,000 shares of Series B convertible preferred stock at a price of $0.13 per share. As of December 31, 2000, the lender had not exercised the warrants. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividends; risk-free rate of 4.65%; volatility of 65% and contractual life of seven years. The fair value of the warrants at the date of grant was $280 and has been recorded as a discount on the term loans and capital leases. The discount is being amortized as interest expense over the life of the loans and capital leases. As of December 31, 2000, the current and long-term portion of the unamortized discount on term loans was $23 and $23, respectively.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(8) COMMITMENTS

     The Company leases certain equipment and its facilities under various noncancelable operating leases. In addition, the Company has certain capital leases for computers and equipment per the loan facility agreement referred to in Note 7. The leases expire between 2001 and 2013. As of December 31, 2000, future minimum lease payments required under capital and operating leases are as follows:

                                                             CAPITAL   OPERATING
                 YEAR ENDING DECEMBER 31,                    LEASES     LEASES
                 ------------------------                    -------   ---------
2001.......................................................  $1,134     $ 2,705
2002.......................................................     968       3,130
2003.......................................................     118       3,251
2004.......................................................      --       3,393
2005.......................................................      --       3,543
Thereafter.................................................      --      20,142
                                                             ------     -------
          Total future minimum lease payments..............   2,220     $36,164
                                                                        =======
Less amounts representing interest.........................     275
Less discount on capital leases due to warrants............      47
                                                             ------
                                                              1,898
Less current portion of capital lease obligations..........     910
                                                             ------
Capital lease obligation, less current portion.............  $  988
                                                             ======

     Rent expense was $12, $307 and $1,489 for the period from July 24, 1998 (inception) to December 31, 1998, and the years ended December 31, 1999 and 2000, respectively.

     In October 2000, the Company entered into a 12-year lease for a new commercial building, commencing on March 1, 2001. The base rent is $159 per month and will be increased by 4% each year over the 12-year term. In connection with the lease agreement, the Company issued warrants to purchase 25,000 shares of Series E convertible preferred stock at an exercise price of $18.47 per share. The fair value of the warrants at the date of grant was $151 and has been recorded as prepaid rent and will be expensed over the term of the lease. Additionally, the Company issued warrants to purchase 25,896 shares of Series E convertible preferred stock at an exercise price of $0.01 per share. The fair value of the warrants at the date of grant was $259 and has been recorded as prepaid rent which will be expensed over the term of the lease. The fair value of the warrants are estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: no dividend yield; volatility of 85%; risk-free interest rate of 6.31% and a contractual life of five years.

(9) CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(a) COMMON STOCK

     In connection with the formation of the Company in July 1998, the Company issued 18,000,000 shares of restricted common stock to the four founders of the Company at $0.002 per share. In August 1998, the Company repurchased 720,000 shares of common stock at the original purchase price. The founders purchased the shares in part by issuing 10-year promissory notes to the Company amounting to $19 which bear interest at 7% per annum. The notes are due and payable at the earlier of August 2009 or upon leaving the Company, and are secured by the common stock. In August 1998, the Company issued an additional 4,320,000 shares of common stock to a director at $0.004 per share. The shares vest in

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT -- CONTINUED
48 equal monthly installments commencing on April 15, 1998 (predated prior to inception), or on the occurrence of a change of control event. Upon termination of employment, the Company may repurchase all unvested shares at $0.002 and $0.004 per share, respectively. As of December 31, 1999 and 2000, 12,600,000 and 7,200,000 shares were subject to repurchase, respectively.

     The Company maintains a right of first refusal with respect to restricted common stock. A restricted common stockholder must notify the Company prior to selling these restricted shares to a third party. Upon notification, the Company may purchase the restricted shares from the restricted common stockholder at the price offered by the third party.

     During the years ended December 31, 1999 and 2000, the Company received $80 and $9,596, respectively, in promissory notes from certain officers and employees in exchange for common stock. The notes are repayable over a period of five years and bear interest at 7% per annum. The notes are full recourse and are secured by the underlying common stock.

(b) CONVERTIBLE PREFERRED STOCK

     In September 1998, the Company issued 7,200,000 shares of Series A convertible preferred stock at a price of $0.04 per share for cash proceeds of $300.

     In October 1998, the Company issued 70,143,996 shares of Series B convertible preferred stock at a price of $0.13 per share for cash proceeds of $8,731, net of issuance costs of $37.

     In August and October 1999, the Company issued 52,646,118 shares of Series C convertible preferred stock at a price of $0.61 per share for cash proceeds of $32,169, net of issuance costs of $33.

     In December 1999, the Company issued 5,381,436 shares of Series D convertible preferred stock at a price of $2.70 for cash proceeds of $14,467, net of issuance costs of $35.

     In January, March and April 2000, the Company issued 2,213,511 shares of Series D Convertible Preferred Stock at a price of $2.70 for cash proceeds of $5,966.

     In September 2000, the Company issued 270,756 shares of Series E convertible preferred stock at a price of $18.47 for cash proceeds of $4,990, net of issuance costs of $10.

     The rights, preferences, and privileges of the holders of Series A, B, C, D and E convertible preferred stock are as follows:

     - Each share of preferred stock is convertible into one share of common stock, subject to certain antidilutive adjustments, except that Series E convertible preferred stock is convertible at the lower of the issue price or 90% of a qualifying future initial public offering. Accordingly, if such a qualifying initial public offering occurs, the Company will recognize the beneficial conversion amount of approximately $556 as a deemed dividend to the Series E stockholders.

     - Shares of preferred stock automatically convert to common stock on the earlier of consummation of an underwritten initial public offering in which the aggregate proceeds are at least $20,000, or the date specified by written consent or agreement of at least two-thirds of the respective series shareholders.

     - Holders of preferred stock are entitled to dividends in preference to common shareholders at a rate of 8% of the original issue price per share per annum, if and when declared by the Company's Board of Directors.

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT -- CONTINUED
     - Preferred stock votes equally with the shares of common stock on an "as-if-converted" basis, but also has class voting rights as provided by law and in the Articles of Incorporation.

     - Holders of preferred stock have a liquidation preference of the original purchase price per share, plus all declared but unpaid dividends.

(c) STOCK OPTION PLAN

     The 1998 Stock Plan permits the Company to grant employees, outside directors, and consultants qualified stock options, nonstatutory stock options or stock purchase rights to purchase shares of the Company's common stock. Options generally vest 25% with respect to the number granted upon the first anniversary date of the option grant and the remainder vest in equal monthly installments over the 36 months thereafter. Options are exercisable immediately. Shares issued upon exercise of non-vested stock options are subject to the Company's right to repurchase at the original exercise price. The Company's repurchase right lapses in accordance with the vesting schedule for the stock options. As of December 31, 1999 and 2000, 19,969,005 and 26,875,651 shares were subject to repurchase at a weighted-average exercise price of $0.02 and $0.44, respectively. As of December 31, 1999 and 2000, 20,407,578 and 9,940,614 shares were available for future option grants.

     A summary of the activity under the Company's option plan is as follows:

                                 JULY 24, 1998
                              (INCEPTION) THROUGH                  YEAR ENDED                       YEAR ENDED
                               DECEMBER 31, 1998               DECEMBER 31, 1999                DECEMBER 31, 2000
                          ----------------------------   ------------------------------   ------------------------------
                                      WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE
                           SHARES      EXERCISE PRICE      SHARES       EXERCISE PRICE      SHARES       EXERCISE PRICE
                          ---------   ----------------   -----------   ----------------   -----------   ----------------
Outstanding at beginning
  of period.............         --        $  --           5,845,002        $0.01           7,057,254        $0.05
Granted.................  5,845,002         0.01          26,955,300         0.03          37,351,700         1.55
Exercised...............         --           --         (24,717,048)        0.02         (24,811,428)        0.54
Forfeited...............         --           --          (1,026,000)        0.02          (4,718,584)        0.59
                          ---------                      -----------                      -----------
Outstanding at end of
  period................  5,845,002        $0.01           7,057,254        $0.05          14,878,942        $2.82
                          =========                      ===========                      ===========
Weighted-average fair
  value of options
  granted during the
  period with exercise
  prices equal to fair
  value at date of
  grant.................  5,845,002         0.01          22,455,300         0.01                  --           --
Weighted-average fair
  value of options
  granted during the
  period with exercise
  prices less than fair
  value at date of
  grant.................         --           --           4,500,000         0.17          37,351,700         1.55

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT -- CONTINUED The following table summarizes information about such stock options outstanding as of December 31, 2000:

                                                    OPTIONS OUTSTANDING
                                     -------------------------------------------------
                                                   WEIGHTED-AVERAGE
                                                      REMAINING       WEIGHTED-AVERAGE
                                       NUMBER      CONTRACTUAL LIFE    EXERCISE PRICE
     RANGE OF EXERCISE PRICES        OUTSTANDING       (YEARS)           PER SHARE
     ------------------------        -----------   ----------------   ----------------
$0.01 to $0.50                        7,225,926          8.75              $0.28
$0.67 to $1.17                        1,196,766          9.52               1.06
$6.00                                 6,456,250          9.76               6.00
                                     ----------          ----              -----
                                     14,878,942          9.25              $2.82
                                     ==========          ====              =====

     The Company uses the intrinsic-value method in accounting for its stock-based compensation arrangements for employees, whereby compensation cost is recognized to the extent the fair value of the underlying common stock exceeds the exercise price of the stock options at the date of grant. Deferred stock compensation of $515 and $110,867 has been recorded during the years ended December 31, 1999 and 2000, respectively, for the excess of the fair value of the common stock underlying the options at the grant date over the exercise price of the options. These amounts are being amortized on an accelerated basis over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Amortization of deferred compensation related to employee grants was $20 and $28,241 during the years ended December 31, 1999 and 2000, respectively.

     Had compensation cost been determined in accordance with SFAS No. 123 for all of the Company's stock-based compensation plans, net loss would have been changed to the amounts indicated below for the period from July 24, 1998 (inception) to December 31, 1998, and for the years ended December 31, 1999 and 2000:

                                                 1998      1999       2000
                                                 -----   --------   ---------
Net loss:
  As reported..................................  $(726)  $(11,727)  $(108,918)
  Pro forma....................................  $(728)  $(11,785)  $(110,588)

     The fair value of options granted to employees are estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividend yield; risk-free interest rate of 4.82%, 5.69% and 6.31% in 1998, 1999 and 2000, respectively; and an expected life of three years.

     Under the 1998 Stock Plan, the Company issued 445,002, 136,800 and 265,200 stock options to nonemployees in 1998, 1999 and 2000, respectively, in exchange for consulting services rendered. These stock options were fully vested at the date of grant. The aggregate estimated fair value of these shares and the resulting expense based on the Black-Scholes option pricing model was not material in 1998 and 1999, and $2,081 in 2000. In addition, the Company granted 960,000 and 645,000 options in 1999 and 2000, respectively, to nonemployees, which vest ratably over 24 months as services are performed. Deferred stock compensation of $493 and $7,901 has been recorded in 1999 and 2000, respectively, for the fair value of these options. Amortization of deferred stock compensation related to these nonemployee grants was $39 in 1999 and $4,666 in 2000. The fair value of the options granted to nonemployees are estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: no dividend yield; volatility of 65% in 1999 and 65% to 85% in 2000; risk-free interest rate of 5.69% and 6.31% in 1999 and

                              CYRAS SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT -- CONTINUED
2000, respectively; and a contractual life of 10 years. The fair value of the unvested portion of these options is subject to adjustment based upon the future value of the Company's common stock.

(d) WARRANTS

     In addition to the warrants issued in connection with a borrowing arrangement discussed in Note 7 and the facility lease discussed in Note 8, the Company issued to a third party, in consideration for product promotion, evaluation and feedback services to be performed, warrants to purchase 20,000 shares of common stock at an exercise price equal to the fair market value on the effective date. The warrants became vested on December 31, 2000 and the fair value of the warrants of $145 has been charged to sales and marketing expense. The fair value of the warrants are estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: no dividend yield; volatility of 85%; risk-free interest rate of 6.31% and a contractual life of five years.

(10) EMPLOYEE BENEFIT PLAN

     During the year ended December 31, 1999, the Company adopted a 401(k) Plan. The 401(k) Plan allows eligible employees to contribute up to 15% of their compensation, subject to a statutory prescribed annual limit. Employee contributions and earnings thereon vest immediately. Although the Company may make discretionary contributions to the 401(k) Plan, none have been made as of December 31, 2000.

(11) SEGMENT INFORMATION

     SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, establishes standards for the manner in which public companies report information about operating segments, products and services, geographic areas and major customers in annual and interim financial statements. The method of determining what information to report is based on the way that management organizes the operating segments within the enterprise for making operating decisions and assessing financial performance.

     The Company's chief operating decision maker is considered to be the Company's Chief Executive Officer (CEO). From inception of the Company through December 31, 2000, the Company has had one product line. The CEO reviews financial information on an entity level basis for purposes of making operating decisions and assessing financial performance. The entity level financial information is the same as the information presented in the accompanying statements of operations. Accordingly, the Company has determined that it is engaged in a single operating segment.

(12) SUBSEQUENT EVENTS

     On January 30, 2001, commercial paper with a face value of $5,300 which was purchased by the Company as a short-term investment, matured and the issuer defaulted on the obligation. The Company also owns additional commercial paper from a subsidiary of the same issuer with a face value of $4,200 due February 20, 2001. The default represents an other than temporary decline in the fair value of the investment, however, the issuer has publicly announced that it intends to make their investors whole with respect to the obligations on which they have defaulted. At this time, it is not clear whether the issuer has the financial resources to make restitution on their defaulted obligations or meet the payment obligations of future maturities of their commercial paper. The Company will be required to adjust the carrying value to the fair value in the first quarter 2001 and recognize an impairment loss estimated between $1,425 and $1,900.

(b)       Pro Forma Financial Information

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited pro forma combined financial data present the effect of the merger between CIENA and Cyras to be accounted for as a purchase. The unaudited pro forma combined balance sheet presents the combined financial position of CIENA and Cyras as of January 31, 2001 assuming that the merger had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet data of CIENA as of January 31, 2001, and the historical balance sheet data of Cyras as of December 31, 2000. The unaudited pro forma combined statement of operations for the year ended October 31, 2000 gives effect to the pending merger of CIENA and Cyras for the year ended October 31, 2000, as if such acquisition had occurred on November 1, 1999. This includes Cyras's combined historical results for the three months ended December 31, 1999 and the nine months ended September 30, 2000 with CIENA's historical consolidated results for the year ended October 31, 2000. The pro forma quarter ended January 31, 2001 combined statement of operations includes the consolidated statement of operations data from CIENA for the quarter ended January 31, 2001 and the statement of operations data from Cyras for the three months ended December 31, 2000.

     The unaudited pro forma combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF JANUARY 31, 2001
                                 (IN THOUSANDS)

                                                  HISTORICAL                                  PRO FORMA
                                           -------------------------                          ----------
                                             CIENA           CYRAS        ADJUSTMENTS          COMBINED
                                           ----------      ---------      -----------         ----------
ASSETS
Current assets:
  Cash and cash equivalents..............  $  176,725      $  42,672      $       --          $  219,397
  Marketable debt securities.............      82,958        102,848              --             185,806
  Accounts receivable, net...............     250,996             --              --             250,996
  Inventories, net.......................     207,221          3,694              --             210,915
  Deferred income taxes..................     166,273             --          44,906A            211,179
  Prepaid expenses and other.............      41,012          2,189              --              43,201
                                           ----------      ---------      ----------          ----------
     Total current assets................     925,185        151,403          44,906           1,121,494
Equipment, furniture and fixtures, net...     212,376          7,412              --             219,788
Goodwill and other intangible assets,
  net....................................       8,851             --       1,658,114A          1,666,965
Deferred debt issuance costs.............          --          7,750          (7,750)                 --
Other assets.............................      20,740            835              --              21,575
                                           ----------      ---------      ----------          ----------
  Total assets...........................  $1,167,152      $ 167,400      $1,695,270          $3,029,822
                                           ==========      =========      ==========          ==========
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Accounts payable.......................  $   82,477      $   8,307      $       --          $   90,784
  Accrued liabilities....................      90,412         13,819          46,500A            150,731
  Income taxes payable...................       7,266             --              --               7,266
  Deferred revenue.......................      19,923             --              --              19,923
  Other current obligations..............       1,082          1,862              --               2,944
                                           ----------      ---------      ----------          ----------
     Total current liabilities...........     201,160         23,988          46,500             271,648
  Convertible subordinated notes.........          --        156,393              --             156,393
  Deferred income taxes..................      39,145             --              --              39,145
  Other long-term obligations............       4,986          1,632              --               6,618
                                           ----------      ---------      ----------          ----------
     Total liabilities...................     245,291        182,013          46,500             473,804
                                           ----------      ---------      ----------          ----------
Commitments and contingencies............
Convertible Preferred stock..............          --         67,312         (67,312)A                --
Stockholders' equity:
  Common stock...........................       2,881              6             246A              3,133
  Additional paid-in capital.............     615,898        134,989       1,779,104A          2,529,991
  Deferred stock compensation............          --        (86,809)       (168,239)A,C        (255,048)
  Notes receivable from stockholders.....          --         (8,970)             --              (8,970)
  Accumulated other comprehensive
     income..............................        (810)           230              --                (580)
  Retained earnings......................     303,892       (121,371)        121,371A            303,892
                                                                             (16,400)A,B         (16,400)
                                           ----------      ---------      ----------          ----------
     Total stockholders' equity
       (deficit).........................     921,861        (81,925)      1,716,082           2,556,018
                                           ----------      ---------      ----------          ----------
     Total liabilities, convertible
       preferred stock and stockholders'
       equity (deficit)..................  $1,167,152      $ 167,400      $1,695,270          $3,029,822
                                           ==========      =========      ==========          ==========

                          UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     HISTORICAL
                                               ----------------------
                                                CIENA         CYRAS        ADJUSTMENTS       COMBINED
                                               --------      --------      -----------       ---------
Revenue......................................  $858,750      $     --       $      --        $ 858,750
Cost of goods sold...........................   477,393            --              --          477,393
                                               --------      --------       ---------        ---------
  Gross profit...............................   381,357            --              --          381,357
                                               --------      --------       ---------        ---------
Operating expenses
  Research and development...................   129,069        31,662          41,913C         202,644
  Selling and marketing......................    90,922         4,599          25,286C         120,807
  General and administrative.................    34,000         5,122          17,817C          56,939
  Settlement of accrued contact obligation...    (8,538)           --              --           (8,538)
  Amortization of intangibles................        --            --         238,854B         238,854
  Amortization of deferred stock
     compensation............................        --        17,360         (17,360)C             --
  Provision for doubtful accounts............    28,010            --              --           28,010
                                               --------      --------       ---------        ---------
Total operating expenses.....................   273,463        58,743         306,510          638,716
                                               --------      --------       ---------        ---------
Income (loss) from operations................   107,894       (58,743)       (306,510)        (257,359)
Interest and other income (expense), net.....    13,020         3,542              --           16,562
Interest expense.............................      (340)       (1,738)             --           (2,078)
Interest expense -- accretion of
  redemption.................................        --        (2,131)             --           (2,131)
                                               --------      --------       ---------        ---------
Income (loss) before income taxes............   120,574       (59,070)       (306,510)        (245,006)
Provision (benefit) for income taxes.........    39,187             1         (39,188)D             --
                                               --------      --------       ---------        ---------
Net income (loss)............................  $ 81,387      $(59,071)      $(267,322)       $(245,006)
                                               ========      ========       =========        =========
Basic net income (loss) per common share.....  $   0.29      $  (2.85)                       $   (0.81)
                                               ========      ========                        =========
Diluted net income (loss) per common and
  dilutive potential common share............  $   0.27      $  (2.85)                       $   (0.81)
                                               ========      ========                        =========
Weighted average basic common shares
  outstanding................................   281,621        20,719           1,067A         303,407
                                               ========      ========       =========        =========
Weighted average basic common and dilutive
  potential common shares outstanding........   299,662        20,719         (16,974)A        303,407
                                               ========      ========       =========        =========

                          UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                         QUARTER ENDED JANUARY 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   HISTORICAL
                                              ---------------------
                                               CIENA         CYRAS       ADJUSTMENTS       COMBINED
                                              --------      -------      -----------       ---------
Revenue.....................................  $351,989      $    --       $     --         $ 351,989
Cost of goods sold..........................   191,837           --             --           191,837
                                              --------      -------       --------         ---------
  Gross profit..............................   160,152           --             --           160,152
                                              --------      -------       --------         ---------
Operating expenses
  Research and development..................    43,511       23,070         10,478C           77,059
  Selling and marketing.....................    29,636        4,094          6,322C           40,052
  General and administrative................    11,145        5,296          4,454C           20,895
  Settlement of accrued contact
     obligation.............................        --           --             --                --
  Purchased research and development........        --           --             --                --
  Amortization of intangibles...............        --           --         59,714B           59,714
  Amortization of deferred stock
     compensation...........................        --       17,688        (17,688)C              --
  Provision for doubtful accounts...........        --           --             --                --
                                              --------      -------       --------         ---------
Total operating expenses....................    84,292       50,148         63,280           197,720
                                              --------      -------       --------         ---------
Income (loss) from operations...............    75,860      (50,148)       (63,280)          (37,568)
Interest and other income (expense), net....     4,296        2,682             --             6,978
Interest expense............................       (87)      (2,783)            --            (2,870)
Interest expense -- accretion of
  redemption................................        --       (4,262)            --            (4,262)
                                              --------      -------       --------         ---------
Income (loss) before income taxes...........    80,069      (54,511)       (63,280)          (37,722)
Provision (benefit) for income taxes........    26,823            1        (19,457)D           7,367
                                              --------      -------       --------         ---------
Net income (loss)...........................  $ 53,246      $(54,512)     $(43,823)        $ (45,089)
                                              ========      =======       ========         =========
Basic net income (loss) per common share....  $   0.19      $ (1.77)                       $   (0.15)
                                              ========      =======                        =========
Diluted net income (loss) per common and
  dilutive potential common share...........  $   0.18      $ (1.77)                       $   (0.15)
                                              ========      =======                        =========
Weighted average basic common shares
  outstanding...............................   287,001       30,856         (9,070)A         308,787
                                              ========      =======       ========         =========
Weighted average basic common and dilutive
  potential common shares outstanding.......   300,956       30,856        (23,025)A         308,787
                                              ========      =======       ========         =========

                          NOTES TO UNAUDITED PRO FORMA
                            COMBINED FINANCIAL DATA

NOTE 1 -- BASIS OF PRESENTATION

     On December 18, 2000, CIENA Corporation ("CIENA") entered into an agreement to merge with Cyras Systems, Inc. ("Cyras") in a transaction to be accounted for as a purchase. Cyras's stockholders, option holders and warrant holders will receive an aggregate total of 27,564,527 shares of CIENA common stock and shares subject to options or warrants, as applicable, in the merger. Assuming the acquisition was consummated on December 27, 2000, the stockholders of Cyras would have received approximately 25,167,016 shares of CIENA common stock of which an estimated 3,380,534 are restricted and subject to repurchase. Additionally, CIENA would have converted approximately 19,047,138 Cyras options and warrants into approximately 2,397,511 options and warrants to purchase CIENA common stock. Assuming the acquisition was consummated on December 27, 2000, the purchase price of the Cyras acquisition would have been approximately $1.9 billion including the estimated value of the CIENA shares and the estimated value of restricted common stock, vested and unvested options and warrants issuable upon consummation of the acquisition and estimated transaction costs of $46.5 million. These estimates are preliminary and the actual number of shares, stock options and warrants to purchase shares will depend on the actual number outstanding as of the date of consummation of the merger.

     The estimated value of the CIENA common stock is approximately $78.80 per share based on the average closing price of CIENA's common stock for the five-day period including the date of the announcement of the signing of the merger agreement and the two days preceding and succeeding such date.

     The purchase consideration is estimated as follows (in millions):

Common stock................................................  $1,717.0
Assumption of Cyras options less intrinsic value of unvested
  options and restricted common stock.......................     151.0
Estimated transaction expenses..............................      46.5
                                                              --------
                                                              $1,914.5
                                                              ========

     The preliminary allocation of the purchase price using balances as of January 31, 2001 is summarized below (in thousands):

Tangible assets.............................................  $  168,620
Deferred tax asset..........................................      44,906
Developed technology........................................     168,600
In-process research and development.........................      16,400
Workforce...................................................      10,400
Goodwill....................................................   1,479,114
Deferred stock compensation.................................     255,048
Acquisition costs...........................................     (46,500)
Other assumed liabilities...................................     (25,620)
Convertible subordinated notes..............................    (156,393)
                                                              ----------
          Total purchase price..............................  $1,914,575
                                                              ==========

     The actual purchase price allocation is also dependent upon the fair values of the acquired assets and assumed liabilities as of the acquisition date and the finalization of the preliminary valuation report. For pro forma purposes the convertible subordinated notes have been reflected at Cyras's December 31, 2000 carrying value, pending a determination of their estimated fair value. The $16.4 million amount allocated to in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED FINANCIAL DATA -- (CONTINUED)

use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

     The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects.

     The amounts allocated to in-process research and development will be charged to the statements of operations in the period the acquisition is consummated.

NOTE 2 -- PRO FORMA ADJUSTMENTS:

     A To reflect acquisition of Cyras based on the preliminary purchase price allocation described in Note 1.

     B To reflect amortization of developed technology, goodwill and workforce over their estimated useful lives of seven, seven and three years respectively, as if the acquisition occurred on November 1, 1999. The $16.4 million amount allocated to in-process research and development has not been included in the unaudited pro forma combined statement of operations as it is nonrecurring, but is included in the unaudited pro forma combined balance sheet. This amount will be expensed in the period the acquisition is consummated.

     C To eliminate historical deferred stock compensation and related amortization charges for Cyras stock option grants and record deferred stock compensation in accordance with FIN 44, "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB 25," related to Cyras unvested stock options and restricted common stock assuming a consummation date of December 27, 2000.

     D To record pro forma combined provision for income taxes at a rate of 33.5% of income before taxes adjusted for permanent differences including amortization of intangible assets.

                (c)       Exhibits

                          23.1       Consent of Deloitte & Touche LLP

                          99.1 Press Release, issued March 29, 2001 (announcing completion of the merger)

                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CIENA CORPORATION


Date:  March 29, 2001                 By: /s/ MICHAEL O. MCCARTHY
                                         -------------------------------
                                         Michael O. McCarthy, III
                                         Senior Vice President, General Counsel
                                         and Secretary


                                      26